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                                                                    EXHIBIT 23.6

                                                  Investment Banking

                                                  Corporate and Institutional
                                                  Client Group

[MERRILL LYNCH LOGO]                              World Financial Center
                                                  North Tower
                                                  New York, New York 10281-1320
                                                  212 449 100


                            Consent of Merrill Lynch

                                                    August 6, 1999


The Board of Directors
Randall's Food Markets, Inc.
3663 Briarpark
Houston, Texas 77042

Members of the Board of Directors:

     We hereby consent to the use of our opinion letter dated July 22, 1999 to the Board of Directors of Randall's Food Markets, Inc. included as Appendix P to the Prospectus which is a part of the Registration Statement on Form S-4 relating to the proposed merger of Randall's Food Markets, Inc. with and into SI Merger Sub, Inc., and to the references to such opinion in such Prospectus under the captions "SUMMARY - Opinion of Financial Advisor" and "THE MERGER, - Background of the Merger," "-Randall's Reasons for the Merger" and "-Opinion of Financial Advisor." In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                              MERRILL LYNCH, PIERCE, FENNER &
                                     SMITH INCORPORATED


                              BY: /s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INC.
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